UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule § 240.14a-12

IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1.	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
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November 17, 2021

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Immersion Corporation, which will be held at our principal executive offices located at 330 Townsend Street, Suite 234, San Francisco, CA 94107, on December 27, 2021, at 9:30 a.m. Pacific Time, for the following purposes:

1.	To approve the Immersion Corporation 2021 Equity Incentive Plan; and

2.

To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

It is important that your shares be represented and voted at the Special Meeting regardless of the size of your holdings. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Voting electronically, by telephone, or by returning your proxy card in advance of the Special Meeting does not deprive you of your right to attend the Special Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of our company. We look forward to seeing you at the Special Meeting.

Sincerely,

Francis Jose

Chief Executive Officer and General Counsel

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held December 27, 2021

A Special Meeting of Stockholders (the “Special Meeting”) of Immersion Corporation will be held at our principal executive offices located at 330 Townsend Street, Suite 234, San Francisco, CA 94107, on December 27, 2021, at 9:30 a.m. Pacific Time, for the following purposes:

1.	To approve the Immersion Corporation 2021 Equity Incentive Plan; and

2.

To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

Only stockholders of record at the close of business on October 29, 2021 are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Francis Jose

Chief Executive Officer and General Counsel

San Francisco, California

November 17, 2021

We intend to hold the Special Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Special Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Special Meeting, and details on how to participate will be available at www.envisionreports.com/IMMR.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON DECEMBER 27, 2021: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

www.envisionreports.com/IMMR

IMMERSION CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

PROXY STATEMENT

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors of Immersion Corporation, of proxies to be used at a Special Meeting of Stockholders to be held at our principal executive offices located at 330 Townsend Street, Suite 234, San Francisco, CA 94107, on December 27, 2021, at 9:30 a.m. Pacific Time (“Special Meeting”). This proxy statement contains important information regarding our Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

This proxy statement, along with any accompanying proxy card or voting instruction form will be mailed to or otherwise made available to our stockholders on or before November 17, 2021.

QUESTIONS AND ANSWERS

What is included in the proxy materials?

The proxy materials for our Special Meeting include this proxy statement as well as a proxy card and voting instruction form.

Who is soliciting my vote?

The Board of Directors of Immersion Corporation is soliciting your vote at the Special Meeting, with all costs to be borne by Immersion Corporation.

Who is entitled to vote?

You may vote if you were the record owner of Immersion Corporation common stock as of the close of business on October 29, 2021. Each share of common stock is entitled to one vote. As of October 29, 2021, we had 33,025,762 shares of common stock outstanding and entitled to vote.

Who can attend the Special Meeting?

Stockholders of record at the close of business on October 29, 2021 may attend the Special Meeting. You must bring with you a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport to gain entry to the Special Meeting. If you are a beneficial owner of our common stock, you must also bring with you to the Special Meeting a legal proxy from the organization that holds your shares or a brokerage statement showing your ownership of shares as of the close of business on the record date. If you are a representative of an institutional stockholder, you must also bring a legal proxy or other proof that you are a representative of a firm that held shares as of the close of business on the record date and that you are authorized to vote on behalf of the institution.

How many votes must be present to hold the Special Meeting?

Your shares are counted as present at the Special Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. For us to hold our Special Meeting, holders of a majority of our outstanding shares of common stock as of October 29, 2021, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting as there are no routine matters to be presented at the Special Meeting.

What routine and non-routine matters will be voted on at the Special Meeting?

No routine matters will be presented at the Special Meeting. The non-routine matters that will be voted on at the Special Meeting will be the approval of the Immersion Corporation 2021 Equity Incentive Plan and any adjournment of the Special Meeting to solicit additional proxies, if necessary.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but are not considered votes cast. Accordingly, broker non-votes and abstentions will have no effect on the vote for any matter properly introduced at the Special Meeting.

What are my voting choices for each of the proposals to be voted on at the Special Meeting and how does the Board recommend that I vote my shares?

		More Information	Voting Choices and Board Recommendation
PROPOSAL 1	Approval of the Immersion Corporation 2021 Equity Incentive Plan	Page 8

•  vote FOR the approval of the Immersion Corporation 2021 Equity Incentive Plan;

•  vote against the approval of the Immersion Corporation 2021 Equity Incentive Plan; or

•  abstain from voting on the approval of the Immersion Corporation 2021 Equity Incentive Plan.

The Board recommends a vote FOR the approval of the Immersion Corporation 2021 Equity Incentive Plan.

PROPOSAL 2

Approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

Page 16

•  vote FOR the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum;

•  vote against the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum; or

•  abstain from voting on the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

More Information	Voting Choices and Board Recommendation

The Board recommends a vote FOR the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

How many votes are needed to approve each proposal?

All proposals submitted require the affirmative “FOR” vote of a majority of the votes cast, meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “against” such proposal.

How do I vote?

Stockholders of Record: You can vote either in person at the Special Meeting or by proxy. Persons who vote by proxy need not, but are entitled to, attend the Special Meeting. Even if you plan to attend the Special Meeting, we encourage you to vote your shares by proxy.

This proxy statement, the accompanying proxy card and any voting instructions are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR.

You may vote your shares as follows – in all cases, have your proxy card in hand:

Vote over the Internet 24/7 at www.envisionreports.com/IMMR	Dial toll-free 24/7 (800) 652-VOTE within the USA, US territories & Canada

Vote using your tablet or smartphone	If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Beneficial Stockholders: If you hold your shares of Immersion Corporation common stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please note that brokers may not vote your shares on any of the proposals. Please provide your voting instructions so your vote can be counted on these matters.

If you plan to vote in person at the Special Meeting and you hold your shares of Immersion Corporation common stock in street name, you must obtain a proxy from your broker and bring that proxy to the Special Meeting.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary at Immersion Corporation, 330 Townsend St., Suite 234, San Francisco, CA 94107 so that it is received prior to the close of business on December 26, 2021.

Can I change my vote?

Yes. You can change your vote at any time before the polls close at the Special Meeting. You can do this by:

•	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on December 26, 2021;

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting; or

•	voting again at the Special Meeting.

Who counts the votes?

We have hired Computershare to count the votes represented by proxies and cast by ballot, and our General Counsel and Corporate Secretary, or other individual as appointed by the Board of Directors, will act as Inspector of Election.

When will we announce the voting results?

We will announce the preliminary voting results at the Special Meeting. Within four business days of the Special Meeting, we will report the final results on our website and in a Current Report on Form 8-K filed with the SEC.

Will my shares be voted if I don’t provide my proxy and don’t attend the Special Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker has the authority to vote your shares for “routine” matters even if you do not provide the broker with voting instructions

Without instructions from you, the broker may not vote on any proposals.

What if I am a stockholder of record and return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the approval of the Immersion Corporation 2021 Equity Incentive Plan (Proposal 1), and “FOR” the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum (Proposal 2).

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you do not provide voting instructions to your bank or broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. All matters to be presented for approval at the Special Meeting are considered “non-routine”.

Could other matters be decided at the Special Meeting?

No. Pursuant to the provisions of our bylaws, the business to be conducted at the Special Meeting shall be limited to the purpose or purposes stated in the notice of the special meeting.

How can I access Immersion Corporation’s proxy materials electronically?

This proxy statement and the accompanying proxy card are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR. Most stockholders can elect to view future proxy statements over the Internet instead of receiving paper copies in the mail.

If you own Immersion Corporation common stock in your name, you can choose this option and reduce the cost of producing and mailing these documents and help the environment by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote by telephone or over the Internet. If you hold your Immersion Corporation common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements over the Internet, you will receive a Notice of Internet Availability next year in the mail containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by following the directions set forth on the Notice of Internet Availability.

Who bears the cost of this proxy solicitation?

Our Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Immersion Corporation common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies.

How do I submit a proposal for action at the 2022 Annual Meeting of Stockholders?

A proposal for action to be presented by any stockholder at the 2022 Annual Meeting of Stockholders will be acted upon only:

•

if the proposal or a director nomination is to be included in the proxy statement, pursuant to our Bylaws and Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the proposal is received by our Corporate Secretary on or before December 2, 2021;

•

if the proposal or a director nomination is not to be included in the proxy statement, pursuant to our Bylaws, the written proposal is delivered to, or mailed and received by, our Corporate Secretary on or before December 2, 2021 and such proposal is, under Delaware General Corporation Law (“Delaware Law”), an appropriate subject for stockholder action and is submitted in accordance with our Bylaws; or

•

also in the case of nominating directors, if we increase the number of directors to be elected at our 2022 Annual Meeting of Stockholders and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by

November 22, 2021, our Corporate Secretary must receive nominations (but only from a stockholder who had previously submitted in proper form a timely director nomination notice by December 2, 2021) for any new positions created by such increase no later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2022 Annual Meeting of Stockholders to present such proposal. Our Bylaws, which are publicly available, provide detailed information on how to properly submit stockholder proposals and director nominations, and should be read carefully.

Proposals should be sent to our Corporate Secretary, Immersion Corporation, 330 Townsend Street, Suite 234, San Francisco, CA 94107.

How can I view or request copies of our corporate documents and SEC filings?

Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Principles, Stock Ownership Policy, Board Committee Charters, the Code of Business Conduct and Ethics, Immersion Environmental and Social Policy and our SEC filings. To view these documents, go to www.immersion.com, click on “Investor Relations” and click on “Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our directors and executive officers, go to www.immersion.com, click on “Investor Relations” and click on “Financial Info.”

What is householding?

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our Corporate Secretary, Immersion Corporation, 330 Townsend Street, Suite 234, San Francisco, CA 94107 or by calling (408) 467-1900.

Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare, to request that only a single copy of the proxy statement be mailed in the future.

Contact Computershare by phone at (800) 962-4284 or by mail at 462 South 4th Street, Suite 1600, Louisville, KY 40202.

Beneficial owners should contact their broker or bank.

APPROVAL OF IMMERSION CORPORATION 2021 EQUITY INCENTIVE PLAN (PROPOSAL 1)

Overview

We are asking stockholders to approve the Immersion Corporation 2021 Equity Incentive Plan (the “Equity Plan”). On November 17, 2021, our board of directors approved the Equity Plan, subject to stockholder approval at the Special Meeting.

General

The Equity Plan that is being submitted to our stockholders for approval provides for a term of 10 years from the date the Equity Plan was adopted by our board of directors, and provides for a total number of shares reserved and available for grant and issuance equal to 3,525,119 shares plus up to an additional 855,351 shares that are subject to stock options or other awards granted under the Immersion Corporation 2011 Equity Incentive Plan (the “2011 Plan”). The other full value awards are converted based on the full value share multiplier of 1.75 shares for every one share subject to a full value award as described below.

The Equity Plan also includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Continued broad-based eligibility for equity awards. We may grant equity awards to a significant number of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•

Stockholder approval is required for additional shares. The Equity Plan does not contain an annual “evergreen” provision. The Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities which may be issued under the Equity Plan.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date we have not granted any stock appreciation rights under our other plans.

•	Repricing is not allowed. The Equity Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

Reasonable limit on full value awards. For purposes of calculating the shares that remain available for issuance under the Equity Plan, grants of options are counted as the grant of one share for each one share actually granted. However, to protect our stockholders from potentially greater dilutive effect of full value awards, all grants of restricted stock, performance awards, dividend equivalents, restricted stock units and stock payments with a share purchase price less than fair market value on the date of grant are deducted from the Equity Plan’s share pool as 1.75 shares for every one share actually granted.

•

Annual award limits. The Equity Plan includes a cap on non-employee director compensation, which provides that the combined cash and equity compensation to non-employee directors for service as a non-employee director may not exceed $700,000 in value in any calendar year. The Equity Plan also includes caps on the annual number of awards that participants other than non-employee directors can be granted.

Request for Shares, Dilution and Overhang

In order to give the Company flexibility to responsibly address its future equity compensation needs, the Company is requesting that stockholders approve the Equity Plan, which provides for a total number of shares reserved and available for grant and issuance equal to 3,525,119 shares plus up to an additional 855,351 shares that are subject to stock options or other awards granted under the 2011 Plan. The Equity Plan contains a full value share multiplier feature. Under this feature, all grants of restricted stock, performance awards, dividend equivalents, restricted stock units and stock payments with a share purchase price less than fair market value on the date of grant are deducted from the Equity Plan’s share pool as 1.75 shares for every one share actually granted. Recent annual grant levels for the preceding three fiscal years under the 2011 Plan have averaged at approximately 1.5 million full value shares (or approximately 2.2 million shares counted against authorized shares) for an average annual burn rate of approximately 4.9%. The “burn rate” is the ratio of (i) the number of shares underlying awards, including any performance-based awards valued at 100% of target, granted under the 2011 Plan during a fiscal year to (ii) the number of the Company’s weighted average common shares outstanding for the corresponding fiscal year.

As of October 29, 2021, the number of shares available for issuance pursuant to outstanding equity awards under the 2011 Plan is 292,847 shares subject to outstanding stock options and 321,431 shares subject to outstanding other full value awards. Regarding the outstanding stock options, the weighted average exercise price is approximately $7.93 and the weighted average life is approximately 3.8 years. The total of 614,278 full value shares (or approximately 855,351 shares counted against authorized shares) represents an overhang of approximately 1.8% based on outstanding common shares as of October 29, 2021. If the Equity Plan is approved, the 3,525,119 new shares available for future issuance would increase the overhang to approximately 11.1%. The Company calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards, and shares available for issuance under future equity awards. As of October 29, 2021, the fair market value of a share of the Company’s common stock was $7.99.

When considering the number of shares to include in the Equity Plan, the board of directors reviewed, among other things, the potential dilution to the Company’s current stockholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the Equity Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 3,525,119 new shares, in combination with the shares added to the Equity Plan from forfeitures of awards granted under the 2011 Plan, is expected to satisfy the Company’s equity compensation needs through at least the 2024 Annual Meeting. However, while this forecast is based on current operating assumptions, there can be no guarantee that future events, including changes in future business conditions and the Company’s stock price, will not require the Company to grant equity awards more rapidly or slowly than currently expected. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Equity Plan while minimizing stockholder dilution.

Purpose of Equity Plan

The Equity Plan allows us, under the direction of our Compensation Committee or those persons to whom administration of the Equity Plan, or part of the Equity Plan, has been delegated or permitted by law, to make grants of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, performance shares and performance units to employees, directors, consultants, independent contractors and advisors. The purpose of these equity awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with our performance.

Key Terms

The following is a summary of the key provisions of the Equity Plan. This summary does not purport to be a complete description of all of the provisions of the Equity Plan and is qualified in its entirety by the Equity Plan in substantially the form attached hereto as Appendix A. A copy of the Equity Plan has been filed with the SEC with this Proxy Statement and will be sent to stockholders free of charge upon written request to Immersion Corporation, 330 Townsend Street, Suite 234, San Francisco, CA 94107.

Plan Term:	November 17, 2021 to November 17, 2031.

Eligible Participants:

Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, and independent contractors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the Equity Plan.

Shares Authorized:

If the Equity Plan is approved, 3,525,119 shares will be authorized for issuance, subject to adjustment only to reflect stock splits and similar events. If the Equity Plan is approved, up to an additional 855,351 shares that are subject to outstanding stock options or other awards granted under the 2011 Plan that cease to be subject to such awards after November 17, 2021 for any reason other than the exercise, vesting or settlement thereof will be authorized for issuance under the Equity Plan, subject to adjustment only to reflect stock splits and similar events.

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Stock bonus awards

(4) Stock appreciation rights

(5) Restricted stock units

(6) Performance shares

(7) Performance units

Full-Value Share Multiple for Determining the Number of Shares Available for Grant:

For purposes of determining the number of shares available for grant under the Equity Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than a stock option or a stock appreciation right) currently reduces the number of shares available for issuance under the Equity Plan by 1.75 shares.

Vesting:

Vesting schedules are determined by our Compensation Committee when each award is granted. Options generally vest over four years.

Restricted stock units generally vest over three years and restricted stock awards granted to non-employee directors generally vest the earlier of: (i) the one-year anniversary of the date of grant, and (ii) immediately prior to the next annual stockholders’ meeting.

We have recently issued performance-based restricted stock units (or PSUs), which generally vest upon the later of: (i) the date of achievement of a performance milestone, or (ii) the service vesting date, which service vesting date occurs over a four-year period, with twenty-five percent (25%) of the shares eligible to vest on the one (1) year anniversary of the grant date with the remaining shares eligible to vest in equal installments each quarterly anniversary thereafter.

Repricing Prohibited:

Repricing, or reducing the exercise price of outstanding options or SARs, is prohibited without stockholder approval under the Equity Plan. Such prohibited repricing includes canceling, substituting, or exchanging outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, unless approved by stockholders.

Terms applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the Equity Plan of stock options or stock appreciation rights may not be less than the fair market value (the closing price of our common stock on the date of grant, and if that is not a trading day, the closing price of our common stock on the trading day immediately prior to the date of grant) of our common stock. On the record date, the closing price of our common stock was $7.99 per share. The term of these awards may not be longer than seven years. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Stock Bonus Awards

Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance shares or performance units may be settled in shares or in cash.

Performance Conditions

Awards may, but need not, include performance criteria, which may include among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by our Compensation Committee in the award:

•	Revenue

•	Sales

•	Expenses

•	Operating income

•	Gross margin

•	Operating margin

•	Earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization

•	Pre-tax profit

•	Net operating income

•	Net income

•	Economic value added

•	Free cash flow

•	Operating cash flow

•	Balance of cash, cash equivalents and marketable securities

•	Stock price

•	Earnings per share

•	Return on stockholder equity

•	Return on capital

•	Return on assets

•	Return on investment

•	Employee satisfaction

•	Employee retention

•	Market share

•	Customer satisfaction

•	Product development

•	Research and development expenses

•	Completion of an identified special project

•	Completion of a joint venture or other corporate transaction

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by our Compensation Committee on the basis of such further considerations as our Compensation Committee in its sole discretion determines.

Plan Limits

The Equity Plan includes a cap on non-employee director compensation, which provides that the combined cash and equity compensation to non-employee directors for service as a non-employee director may not exceed $700,000 in value in any calendar year. The Equity Plan also includes caps on the annual number of awards that participants other than non-employee directors can be granted.

Minimum Vesting Requirement

The Equity Plan provides that, except for up to 5% of the shares authorized for issuance, all awards shall have an initial vesting period pursuant to which no vesting occurs prior to the first anniversary of the date of grant. Nevertheless, the Compensation Committee, or those persons to whom administration of the Equity Plan has been delegated, has the authority to accelerate vesting on a discretionary basis. For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the earlier of (i) the one-year anniversary of the date of grant, and (ii) immediately prior to the next annual stockholders’ meeting.

Transferability

Except as otherwise provided in the Equity Plan, awards granted under the Equity Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

Our Compensation Committee administers the Equity Plan. Subject to the terms and limitations expressly set forth in the Equity Plan, our Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. Our Compensation Committee may construe and interpret the Equity Plan and prescribe, amend and rescind any rules and regulations relating to the Equity Plan. Our Compensation Committee may delegate to a committee of two or more directors the ability to grant awards to Equity Plan participants, so long as such participants are not officers, members of our Board of Directors, or any other person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and to take certain other actions with respect to participants who are not executive officers.

Amendments

The board may terminate or amend the Equity Plan at any time, provided that no action may be taken by the board (except those described in “Adjustments”) if stockholder approval is required.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of our capital structure without consideration, the board may approve, in its discretion, an adjustment of the number and kind of shares available for grant under the Equity Plan, and subject to the various limitations set forth in the Equity Plan, the number of shares subject to outstanding awards under the Equity Plan, and the exercise price of outstanding stock options and of other awards.

In the event of a merger or asset sale, any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the Equity Plan, the outstanding awards shall terminate, unless other action is taken by the board. In such event, each holder will be notified that the awards are exercisable for a period to be determined by the board and upon expiration of such period, such awards shall terminate. All awards need not be treated similarly.

Outstanding awards shall terminate immediately prior to the consummation of such dissolution or liquidation.

New Plan Benefits

The Equity Plan does not provide for set benefits or amounts of awards and the Company has not approved any awards that are conditioned on stockholder approval of the Equity Plan. Therefore, to the extent the Equity Plan is approved by stockholders, all future awards under the Equity Plan are discretionary and cannot be determined at this time.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to us and participants in the Equity Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Restricted stock units usually vest over a time period specified by the board.

Performance Stock Units

Similar to restricted stock units, in general, no taxable income is realized upon the grant of a performance stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the performance stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Performance stock units usually vest upon the achievement of metrics established by the board.

Performance Shares

The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote

The affirmative vote of the majority of shares entitled to vote, present in person or by proxy, and cast affirmatively or negatively is required to approve the Equity Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN.

ADJOURNMENT PROPOSAL (PROPOSAL 2)

We are asking our stockholders to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or if we do not have a quorum at the Special Meeting (“Adjournment Proposal”). If our stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of Proposal 1. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal 1 such that the proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of the proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of the proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

The Board believes that it is in the best interests of our company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of Proposal 1 if there are insufficient votes to approve such proposal at the time of the Special Meeting or in the absence of a quorum.

The Board unanimously recommends that you vote “FOR” Proposal 2.

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The following table sets forth information concerning the compensation earned during the years ended December 31, 2020, 2019, and 2018 by our named executive officers for 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Jared Smith Interim Chief Executive Officer and Vice President, Worldwide Sales	2020	303,517	—		907,931	(7)	—		—	2,118	(19)	1,213,566
	2019	180,536	—		596,800	(8)	489,990	(14)	80,158	25,000	(20)	1,372,484

Aaron Akerman(3) Chief Financial Officer	2020	214,871	29,856	(6)	722,900	(9)	452,102	(15)	—	193	(21)	1,419,923

Michael Okada General Counsel and SVP, IP Licensing and Legal Affairs	2020	352,822	—		484,987	(10)	—		—	1,925	(22)	839,734
	2019	211,207	—		580,388	(11)	535,722	(16)	90,819	—		1,418,136

Ramzi Haidamus(4) President and Chief Executive Officer	2020	411,784	—		239,876	(12)	559,008	(17)	—	552,467	(23)	1,763,136
	2019	496,839	—		2,766,903	(13)	1,250,000	(18)	397,471	47,318	(24)	4,958,531

Len Wood(5) Interim Chief Financial Officer	2020	—	—		—		—		—	309,058	(25)	309,058
	2019	—	—		—		—		—	271,658	(26)	271,658

(1)

The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.

(2)

Consists of bonus awards under our Executive Incentive Plan. See “Compensation Discussion and Analysis” above for a description of our 2020 Executive Incentive Plan. However, effective June 25, 2020, the Compensation Committee exercised its discretion to cancel the 2020 Executive Incentive Plan, in light of COVID-19 and related events and their impact on the Company’s business.

(3)	Amounts paid in Canadian dollars have been converted to U.S. dollars using the average daily exchange rates from January 1, 2020 to December 31, 2020 of CAD $1 to USD $0.75.
(4)	Mr. Haidamus served as our Chief Executive Officer from January 21, 2019 to November 3, 2020.
(5)	Mr. Wood was paid as an hourly contractor.
(6)	Mr. Akerman received a sign-on bonus of CAD $40,000.
(7)

Consists of (i) 53,026 RSUs with a grant date fair value of $287,931, and (ii) 100,000 PSUs with a grant date fair value of $620,000. Assuming that the highest level of performance conditions with respect to the PSUs will be achieved, the value of the PSUs at grant date was $925,013.

(8)	Mr. Smith received RSUs with a grant date fair value of $596,800 upon joining Immersion.
(9)

Consists of (i) 70,000 RSUs with a grant date fair value of $536,900, and (ii) 30,000 PSUs with a grant date fair value of $186,000. Assuming that the highest level of performance conditions with respect to the PSUs will be achieved, the value of the PSUs at grant date was $277,504.

(10)

Consists of (i) 55,062 RSUs with a grant date fair value of $298,987, and (ii) 30,000 PSUs with a grant date fair value of $186,000. Assuming that the highest level of performance conditions with respect to the PSUs will be achieved, the value of the PSUs at grant date was $277,504.

(11)	Mr. Okada received RSUs with a grant date fair value of $580,388 upon joining Immersion.
(12)	Consists of 44,176 RSUs with a grant date fair value of $239,876.
(13)	Mr. Haidamus received RSUs with a grant date fair value of $2,766,903 upon joining Immersion.
(14)	Upon joining Immersion, Mr. Smith received an option to purchase 150,000 shares with an exercise price of $7.46 per share, which option expires on July 15, 2026.

(15)	Upon joining Immersion, Mr. Akerman received an option to purchase 140,000 shares with an exercise price of $7.67 per share, which option expires on January 13, 2027.
(16)	Upon joining Immersion, Mr. Okada received an option to purchase 164,000 shares with an exercise price of $7.46 per share, which option expires on July 15, 2026.
(17)	Consists of an option to purchase 316,056 shares with an exercise price of $7.54 per share, which option expires on March 9, 2027.
(18)	Upon joining Immersion, Mr. Haidamus received an option to purchase 268,992 shares with an exercise price of $9.82 per share, which option expires on February 14, 2026.
(19)	Consists of: (i) $1,923 in contributions by the Company to Mr. Smith’s 401(k) account; and (ii) $194 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Smith.
(20)	Mr. Smith received a $25,000 one-time relocation payment upon joining Immersion.
(21)	Consists of CAD $258 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Akerman.
(22)	Consists of: (i) $1,731 in contributions by the Company to Mr. Okada’s 401(k) account; and (ii) $194 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Okada.
(23)

Consists of: (i) $537,961 in certain severance payments pursuant to that certain Separation Agreement and General Release, dated November 3, 2020, by and between Mr. Haidamus and the Company; and ADEA Release, dated November 3, 2020, by and between Mr. Haidamus and the Company; (ii) $1,923 in contributions by the Company to Mr. Haidamus’ 401(k) account; (iii) $178 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Haidamus; and (iv) $12,404.58 in travel and housing allowance, which allowance was terminated on March 31, 2020.

(24)	Mr. Haidamus received a pro rata portion of a $50,000 annual housing and transportation allowance. This allowance was terminated on March 31, 2020.
(25)	Consists of hourly fees paid to Mr. Wood.
(26)	Consists of hourly fees paid to Mr. Wood.

2020 Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during the year ended December 31, 2020:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Compensation Committee Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Ramzi Haidamus	3/4/2020	3/4/2020	—	—	—
	3/4/2020	3/9/2020					316,056	7.54	559,008
	3/4/2020	3/9/2020				44,176			239,876
Michael Okada	2/24/2020	2/24/2020	—	—	—
	2/25/2020	3/9/2020				55,062			298,987
	11/10/2020	11/10/2020				30,000			186,000
Jared Smith	2/24/2020	2/24/2020	—	—	—
	2/25/2020	3/9/2020				53,026			287,931
	11/10/2020	11/10/2020				100,000			620,000
Aaron Akerman	11/22/2019	1/13/2020					140,000	7.67	452,102
	11/22/2019	1/13/2020				70,000			536,900
	2/24/2020	2/24/2020	—	—	—
	11/10/2020	11/10/2020				30,000			186,000

(1)

Effective June 25, 2020, the Compensation Committee exercised its discretion to cancel the 2020 Executive Incentive Plan, in light of COVID-19 and related events and their impact on the Company’s business. Mr. Wood did not participate in the 2020 Executive Incentive Plan. For a description of the criteria upon which the awards are determined, see “Compensation Discussion and Analysis” above.

(2)

Consists of RSUs and PSUs granted pursuant to our 2011 Equity Incentive Plan. RSUs typically vest over a period of three or four years. PSUs become eligible to vest upon the achievement of certain stock price targets. Vesting is also subject to continued employment with the Company through the applicable vesting dates, with 25% of the shares eligible to vest on the one-year anniversary of the grant date and the remaining shares eligible to vest in equal installments each quarterly anniversary thereafter. For more information related to these awards, see “Compensation Discussion and Analysis” above.

(3)

These options are long-term equity incentive awards granted pursuant to our 2011 Equity Incentive Plan and vest as to 25% of the shares on the one-year anniversary of the grant date and 1/48th of the shares monthly thereafter. For more information related to these awards, see “Compensation Discussion and Analysis” above.

(4)

The amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on form 10-K for the year ended December 31, 2020 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information concerning the outstanding equity awards held as of December 31, 2020 by our named executive officers:

		Option Awards(1)				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($/share)	Options Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(4) ($)
Name	Stock Option Grant Date	Exercisable (#)	Unexercisable (#)
Ramzi Haidamus	2/14/2019	128,892	—	9.82	2/14/2026
Michael Okada	7/15/2019	—	102,500	7.46	7/15/2026
	7/15/2019					51,866	(2)	585,567
	3/9/2020					55,062	(2)	621,650
	11/10/2020	—	—	—	—	30,000	(3)	338,700
Jared Smith	7/15/2019	56,250	93,750	7.46	7/15/2026
	7/15/2019					53,333	(2)	602,130
	3/9/2020					53,026	(2)	598,664
	11/10/2020					100,000	(3)	1,129,000
Aaron Akerman	1/13/2020	—	140,000	7.67	1/13/2027
	1/13/2020					70,000	(2)	790,300
	11/10/2020					30,000	(3)	338,700

(1)

Except as otherwise indicated, options vest as to 25% of the shares on the one-year anniversary of the grant date and the remaining vest at a rate of 1/36th of the shares monthly thereafter. Vesting is subject to continued service through each vesting date.

(2)	These RSUs vest in three equal installments on each of the first three anniversaries of the date of grant.
(3)

PSUs become eligible to vest upon the achievement of certain stock price targets. Vesting is also subject to continued employment with the Company through the applicable vesting dates, with 25% of the shares eligible to vest on the one-year anniversary of the grant date and the remaining shares eligible to vest in equal installments each quarterly anniversary thereafter. For more information related to these awards, see “Compensation Discussion and Analysis” above.

(4)	Based on the closing price of our common stock of $11.29 per share on The Nasdaq Global Market on December 31, 2020.

Stock Vested in Fiscal 2020

The following table provides information concerning the vesting of restricted stock units issued to our named executive officers during the year ended December 31, 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Ramzi Haidamus	123,271	889,841
Michael Okada	25,934	177,129
Jared Smith	26,667	181,336
Len Wood	—	—
Aaron Akerman	—	—

(1)

Calculated by multiplying the number of vested RSUs by the market value of our common stock on the vesting date, which was the closing price of our common stock on such date as traded on the Nasdaq Global Market

Stock Options Exercised in Fiscal 2020

The following table provides information concerning the exercise of stock options issued to our named executive officers during the year ended December 31, 2020:

Stock Options Exercised
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Ramzi Haidamus	—	—
Michael Okada	61,500	94,276
Jared Smith	—	—
Len Wood	—	—
Aaron Akerman	—	—

(1)	Calculated by multiplying the number of exercised stock options by the sale price of our common stock on the exercise date, less the exercise price for the stock option.

Potential Payments upon Termination or Change in Control

We had entered into the following agreements with each of Messrs. Smith, Okada and Akerman that provide for severance and additional benefits in connection with termination or change in control:

Mr. Jared Smith and Mr. Michael Okada

We entered into Retention and Ownership Change Event Agreements with Mr. Smith and Mr. Okada, which provide that in the event their employment is terminated without cause or they resign for good reason, they would be entitled to receive (i) a lump sum severance payment equal to 6 months base salary at their final base salary rate; and (ii) payments for COBRA premiums for up to 6 months following their termination date.

In the event that, within one year following a change in control, Mr. Smith or Mr. Okada’s employment is terminated without cause or they resign for good reason, they would be entitled to receive (a) a lump sum severance payment equal to 12 months base salary at their final base salary rate; (b) health insurance premium payments for up to 12 months following their terminate date; and (c) immediate vesting of 100% of their then-unvested equity awards.

Payment of the foregoing benefits is conditioned upon execution of a general release of claims.

Mr. Aaron Akerman

We entered into a Retention and Ownership Change Event Agreement with Mr. Akerman, which provides that in the event his employment is terminated without cause or he resigns for good reason, he would be entitled to receive (i) a lump sum severance payment equal to 12 months base salary at his final base salary rate; and (ii) health insurance premium payments for up to 12 months following his termination date.

In the event that, within one year following a change in control, Mr. Akerman’s employment is terminated without cause or he resigns for good reason, he would be entitled to receive (a) a lump sum severance payment equal to 12 months base salary at his final base salary rate; (b) health insurance premium payments for up to 12 months following his terminate date; and (c) immediate vesting of 100% of his then-unvested equity awards.

Payment of the foregoing benefits is conditioned upon execution of a general release of claims.

The following table sets forth the benefit that would have been realized by our named executive officers as of December 31, 2020, if such officer’s employment had been terminated on that date (other than for cause), and the benefit that would have been realized by each named executive officer as of December 31, 2020, if a change in control had occurred on or before such date:

	Event
Named Executive Officer	Termination without cause or resignation for “good reason” or constructive reason	Termination without cause or resignation for “good reason” or constructive reason occurs due to a change in control
Michael Okada
Severance	171,450	342,900
COBRA Benefits	15,957	31,915
Equity Acceleration	—	1,938,492

TOTAL	187,407	2,313,307
Jared Smith
Severance	182,500	365,000
COBRA Benefits	24,847	49,693
Equity Acceleration	—	2,688,856

TOTAL	207,347	3,103,549
Aaron Akerman(1)
Severance	208,247	208,247
Health Insurance Benefits	4,110	4,110
Equity Acceleration	—	1,635,800

TOTAL	212,357	1,848,157

(1)	Amounts payable in Canadian dollars have been converted to U.S. dollars using the average daily exchange rates from January 1, 2020 to December 31, 2020 of CAD $1 to USD $0.75.

Dollar amounts include potential severance payout, potential health insurance payments and potential equity award acceleration based on the fair market value of our common stock on December 31, 2020 less the exercise price in the case of stock options.

Mr. Ramzi Haidamus

Effective on November 3, 2020, Mr. Haidamus departed as Chief Executive Officer and director of the Company. In connection with his departure, the Company and Mr. Haidamus entered into a Separation Agreement and General Release, dated November 3, 2020 (the “Separation Agreement”), pursuant to which, in consideration for a general release in favor of the Company and Mr. Haidamus’ continuing observation and performance of the terms of the Separation Agreement:

•	Mr. Haidamus received a lump sum payment in the amount of $472,498, subject to all legally required payroll withholdings; and

•

Mr. Haidamus will be reimbursed for COBRA premiums (inclusive of medical, dental and vision) for the thirteen-month period from December 1, 2020 through December 31, 2021, subject to conditions set forth in the Separation Agreement.

In consideration for a release of claims from Mr. Haidamus relating to the Age Discrimination in Employment Act of 1967 in favor of the Company, Mr. Haidamus received a lump sum payment of approximately $65,463.36, subject to all legally required payroll withholdings. In addition, 11,208 unvested shares of the Company’s common stock subject to an option granted to Mr. Haidamus on February 14, 2019 accelerated and became vested.

2020 Director Compensation Table

The following table sets forth information concerning the compensation earned during 2020 by each non-executive director who served during the year ended December 31, 2020:

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
Sumit Agarwal(3)	23,961	120,993	—	144,954
Matthew Frey(4)	31,688	120,993	—	152,681
Sidney Ganis(5)	130,081	—	—	130,081
Sharon Holt(6)	33,343	120,993	—	154,336
William Martin(7)	27,226	120,993	—	148,220
Jonathan Visbal(8)	130,833	—	—	130,833
Stephen Domenik(9)	18,785	143,908	—	162,693
Eric Singer(10)	72,586	143,908	—	216,494
Franz Fink(11)	17,425	143,908	—	161,332

(1)

Consists of meeting fees earned in 2020 for service as a member of our Board. Fees earned by directors vary depending on the number of committees on which the director served and whether the director was Chairman of our Board or served as chair of certain committees. See “2020 Annual Compensation-Cash Compensation” above for more information.

(2) Represents

the grant date fair value of each stock award granted in 2020 in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For a discussion of assumptions used to calculate the FASB ASC Topic 718 grant date fair value, refer to Note 6 (Stock-based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. See “2020 Annual Compensation-Equity Compensation” above for more information.

(3) Mr.	Agarwal was granted 18,543 RSAs (with a grant date fair value equal to $120,993) in accordance with the Company’s director compensation policy.
(4) Mr.	Frey was granted 18,543 RSAs (with a grant date fair value equal to $120,993) in accordance with the Company’s director compensation policy.
(5) Mr.

Ganis was granted 15,923 RSAs (with a grant date fair value equal to $115,760) in June 2019; however, these were cancelled as of his resignation date of March 8, 2020 and he was instead paid $125,000 in cash for his service, which amount is also reflected in Immersion’s Proxy Statement filed with the SEC on April 23, 2020.

(6) Ms.	Holt granted 18,543 RSAs (with a grant date fair value equal to $120,993) in accordance with the Company’s director compensation policy.
(7) Mr.	Martin was granted 18,543 RSAs (with a grant date fair value equal to $120,993) in accordance with the Company’s director compensation policy.
(8) Mr.

Visbal was granted 15,923 RSAs (with a grant date fair value equal to $115,760) in June 2019; however, these were cancelled as of his resignation date of March 8, 2020 and he was instead paid $125,000 in cash for his service, which amount is also reflected in Immersion’s Proxy Statement filed with the SEC on April 23, 2020.

(9) Mr.

Domenik was granted 4,220 RSAs (with a grant date fair value equal to $22,915) in March 2020 upon his appointment to the Board on March 9, 2020 and 18,543 RSAs (with a grant date fair value equal to $120,993) in June 2020 upon his election at the 2020 Annual Meeting in accordance with the Company’s director compensation policy.

(10) Mr.

Singer was granted 4,220 RSAs (with a grant date fair value equal to $22,915) in March 2020 upon his appointment to the Board on March 9, 2020 and 18,543 RSAs (with a grant date fair value equal to $120,993) in June 2020 upon his election at the 2020 Annual Meeting in accordance with the Company’s director compensation policy.

(11) Mr.

Fink was granted 4,220 RSAs (with a grant date fair value equal to $22,915) in March 2020 upon his appointment to the Board on March 9, 2020 and 18,543 RSAs (with a grant date fair value equal to $120,993) in June 2020 upon his election at the 2020 Annual Meeting in accordance with the Company’s director compensation policy.

Director Stock Ownership Guidelines

We have established stock ownership guidelines to further align our non-employee directors’ interests with those of our stockholders. The guidelines require each non-employee director to acquire and hold shares of our common stock equal in value to three times the non-employee directors’ annual cash retainer. Each non-employee director must meet such requirement prior to the five-year anniversary of the date he or she joins the Board.

RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of any related party transactions. Review of any related party transaction would include reviewing each such transaction for potential conflicts of interests and other improprieties. Except as described in “Director Compensation” and “Executive Compensation”, since January 1, 2018, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which we are or were a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any of the immediate family members of such persons, had or will have a direct or indirect material interest.

In addition to indemnification provisions in our Bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by us or in our right, arising out of their services as our director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

OWNERSHIP OF OUR EQUITY SECURITIES

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Immersion Corporation common stock by each director, each director nominee, each individual named in the 2020 Summary Compensation Table on page 17, and our directors, director nominees and executive officers as a group, all as of October 29, 2021. Unless otherwise noted, voting power and investment power in Immersion Corporation common stock are held solely by the named person. The address of each of the individuals named below is c/o Immersion Corporation, 330 Townsend Street, Suite 234, San Francisco, CA 94107.

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares(1)

Sumit Agarwal	45,466	*

Ramzi Haidamus(2)	36,717	*

William Martin(3)	2,254,119	6.8%

Michael Okada(4)	25,376	*

Aaron Akerman(5)	82,052	*

Eric Singer	22,763	*

Jared Smith(6)	96,297	*

Len Wood	—	*

Mary Dotz	—	*

All directors, director nominees and executive officers as a group (9 persons)	2,562,790	7.7%

*	Less than 1% of issued and outstanding shares of Immersion Corporation common stock.
(1)

Calculated on the basis of 33,025,762 shares of common stock outstanding as of October 29, 2021, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after October 29, 2021 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage of beneficial ownership.

(2)	Based solely on information provided by Mr. Haidamus.
(3)

Consists of 2,235,576 shares of common stock, and includes common stock held directly by Raging Capital Master Fund, Ltd. (“Raging Master”). Raging Capital Management, LLC (“Raging Capital”) is the Investment Manager of Raging Master. William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital. William Martin may be deemed to beneficially own the securities held by Raging Master and Raging Capital.

(5)

Consists of (i) 5,722 shares of common stock, (ii) options to purchase 61,250 shares of common stock that are exercisable as of October 29, 2021 (iii) options to purchase 5,833 shares of common stock subject to vesting conditions expected to occur within 60 days of October 29, 2021, and (iv) 7,500 RSUs subject to vesting conditions expected to occur within 60 days of October 29, 2021.

(6)

Based solely on information provided by Mr. Smith. Consists of (i) 45,047 shares of common stock, and (ii) options to purchase 51,250 shares of common stock that are exercisable as of October 29, 2021.

Principal Stockholders

As of November 15, 2021, we know of no beneficial owners of more than 5% of the issued and outstanding Immersion Corporation common stock based on 33,025,762 shares of common stock outstanding as of October 29, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 concerning our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	828,188	8.16	3,252,702	(2)
Equity Compensation Plans Not Approved by Security Holders(3)	—	—	—
TOTAL	828,188	8.16	3,252,702

(1)	Consists of two plans: the Immersion Corporation 2007 Equity Incentive Plan and the 2011 Equity Incentive Plan. Excludes purchase rights under the Employee Stock Purchase Plan.
(2)	Includes 230,881 shares available for future issuance under the Employee Stock Purchase Plan.
(3)	As of December 31, 2020, there were no equity compensation plans not approved by security holders.

OTHER MATTERS

We know of no other business that will be presented at the Special Meeting.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors,

Francis Jose

Chief Executive Officer and General Counsel

APPENDIX A

IMMERSION CORPORATION

2021 EQUITY INCENTIVE PLAN

1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the Effective Date of the Plan is 3,525,119 Shares plus shares that are subject to stock options or other awards granted under the Company’s 2011 Equity Incentive Plan (the “Prior 2011 Plan”) that cease to be subject to such awards after the Effective Date for any reason other than the exercise, vesting or settlement thereof and, had the award been granted under this Plan, would have again become available for grant and issuance in connection with subsequent Awards under this Plan pursuant to Section 2.2 hereof (up to a maximum of 855,351 Shares). Any Award shall reduce the number of Shares available for issuance under this Plan at the rate of one (1) for one (1) if such Shares were subject to an Option or SAR and at the rate of one and three quarters (1.75) for one (1) if subject to an Award other than an Option or SAR.

2.2    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Award, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that any Award is forfeited, repurchased or terminates without Shares being issued, Shares may again be available for issuance under this Plan at the rate of one (1) for one (1) if such shares were subject to an Option or SAR and at the rate of one and three quarters (1.75) for one (1) if subject to an Award other than an Option or SAR.

2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4    Limitations. No more than 20,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5    Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split,

subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

2.6    Vesting Restriction. No portion of any Award shall have an initial vesting period pursuant to which vesting occurs prior to the first anniversary of the date of grant of the Award; provided, that the Committee may accelerate vesting on a discretionary basis. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the earlier of: (i) the one-year anniversary of the date of grant of such Award, and (ii) immediately prior to the next annual stockholders’ meeting. Notwithstanding the foregoing, up to 5% of the Shares authorized for grant pursuant to Section 2.1 may be granted with a minimum vesting schedule of less than one year.

3.    ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive an Award for more than one million (1,000,000) Shares in any calendar year under this Plan except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive an Award for up to a maximum of two million (2,000,000) Shares in the calendar year in which they commence their employment.

4.    ADMINISTRATION.

4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)    select persons to receive Awards;

(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised or settled (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)    determine the number of Shares or other consideration subject to Awards;

(f)    determine the Fair Market Value in good faith, if necessary;

(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)    grant waivers of Plan or Award conditions;

(i)    determine the vesting (subject to Section 2.6), exercisability and payment of Awards;

(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)    determine whether an Award has been earned;

(l)    subject to Section 18, determine the terms and conditions of any, and to institute any Exchange Program;

(m)    reduce or waive any criteria with respect to Performance Factors;

(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

(o)    adopt rules and/or procedures (including the adoption of any subplan under this Plan and country addenda to Award Agreements) relating to the operation and administration of the Plan to accommodate grants to Participants residing outside of the United States;

(p)    delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

(q)    make all other determinations necessary or advisable for the administration of this Plan.

4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiary shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States; (d) establish subplans and addenda to Award Agreements and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices and any addenda to the Award Agreements); provided, however, that no such subplans, addenda to Award Agreements and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.    OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6    Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)    If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)    If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, but in any event no later than the expiration date of the Options.

(c)    If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the

Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d)    If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Subject to Section 18, the Committee may (a) reduce the Exercise Price of outstanding Options or (b) grant Options in substitution for cancelled options or other Awards authorized under the Plan. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK AWARDS.

6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.    STOCK BONUS AWARDS.

7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.    STOCK APPRECIATION RIGHTS.

8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven (7) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.    RESTRICTED STOCK UNITS.

9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU; provided that no RSU shall have a term longer than ten

(10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.    PERFORMANCE AWARDS.

10.1    Performance Awards. Performance Awards may be granted in the form of a cash bonus or Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the cash amount or the number of Performance Shares or the Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2    Terms of Performance Awards. The Committee will determine the terms of a Performance Award including, without limitation: (a) the amount of cash; (b) the number of Shares subject to the Performance Award; (c) the time or times during which the Performance Award may be settled; and (d) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each Performance Award. A Performance Award may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the Performance Award is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares or amount of cash deemed subject to the Performance Award. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $2,000,000 in Performance Units in any calendar year.

10.3    Form and Timing of Settlement. Payment of earned Performance Awards shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a Performance Award to a date or dates after the Performance Award is earned provided that the terms of the Performance Award and any deferral satisfy the requirements of Section 409A of the Code.

10.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.    PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)    by cancellation of indebtedness of the Participant to the Company;

(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)    by any combination of the foregoing; or

(f)    by any other method of payment as is permitted by applicable law.

12.    GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1    Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs; provided, that no Non-Employee Director shall receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $700,000 in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board.

12.2    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4    Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13.    WITHHOLDING TAXES.

13.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements related to the Participant’s participation in the Plan and legally applicable to the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2    Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy the Participant’s tax liability, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to such liability, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to such liability, or (iv) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold for such tax liability by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdictions, to the extent consistent with applicable laws. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.    TRANSFERABILITY.

14.1    Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.2    Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the award transfer program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. Any dividends shall be subject to the same vesting or performance restrictions as the underlying Award. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award (other than Options or SARs) that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be. Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time, if any, as such unvested Shares become vested Shares.

16.    CERTIFICATES. All Shares or other securities (whether or not certificated) delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any foreign exchange controls or restrictions.

17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.    EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is not permitted without prior stockholder approval. Repricing (which requires prior stockholder approval) is defined as amending the terms of outstanding awards to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs (other than pursuant to Sections 2.5 or 21.1). The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of foreign or state securities laws, stock exchange, exchange control or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.    CORPORATE TRANSACTIONS.

21.1    Assumption or Replacement of  Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, unless otherwise determined by the Committee, such Awards shall terminate and cease to be outstanding effective as of the time of consummation of the Corporate Transaction. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board.

23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to that state’s conflict of law provisions.

24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company or its Parent or Subsidiary that is applicable to executive officers, employees, directors or other service providers of the Company or its Parent or

Subsidiary, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, including a country-specific addenda for non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of non-Insider Participants, the Committee’s delegate), has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by a Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Company (including, without limitation, the Participant’s improper use or disclosure of a Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Immersion Corporation, or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company). Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation as defined in Section 409A of the Code) would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (both as defined in Section 409A of the Code.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date the Plan is approved by the Board.

“Employee” means any person, including Officers and Directors, providing services as an employee of the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program approved by stockholders of the Company pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)    if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means a cash or stock award granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, which may include without limitation any of the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(i)     revenue;

(ii)     sales;

(iii)     expenses;

(iv)     operating income;

(v)     gross margin;

(vi)     operating margin;

(vii)     earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)     pre-tax profit;

(ix)     net operating income;

(x)     net income;

(xi)     economic value added;

(xii)     free cash flow;

(xiii)     operating cash flow;

(xiv)     balance of cash, cash equivalents and marketable securities;

(xv)     stock price;

(xvi)     earnings per share;

(xvii)     return on stockholder equity;

(xviii)     return on capital;

(xix)     return on assets;

(xx)     return on investment;

(xxi)     employee satisfaction;

(xxii)     employee retention;

(xxiii)     market share;

(xxiv)     customer satisfaction;

(xxv)     product development;

(xxvi)     research and development expenses;

(xxvii)     completion of an identified special project; and

(xxviii)     completion of a joint venture or other corporate transaction.

Performance Factors shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Factors applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, may be made for the purpose of providing a consistent basis from period to period for the calculation of Performance Factors in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a right to receive Shares pursuant to Section 10 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Performance Unit” means the right to receive cash pursuant to Section 10 of the Plan.

“Plan” means this Immersion Corporation 2021 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, or any employee with a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time) the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company, or during such change in working hours, as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 PM, Eastern Time, on December 26, 2021. Online
Go to www.envisionreports.com/IMMR or scan the QR code — login details are located in the shaded bar below. Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IMMR
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposal — The Board of Directors recommends a vote FOR proposal 1 and FOR proposal 2. 1. To approve the Immersion Corporation 2021 Equity Incentive Plan For Against Abstain For Against Abstain
2. To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.
B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
1 U P X 03J8KD

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Proxy — IMMERSION CORPORATION
q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE
SPECIAL MEETING OF STOCKHOLDERS
to be held on December 27, 2021
This Proxy is solicited on behalf of the Board of Directors
The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement, dated
November 17, 2021, and hereby appoints Francis Jose, Aaron Akerman and any person then-serving in the role of Chief Executive Officer or Chief Financial Officer of the
Company, or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of IMMERSION CORPORATION to be held on Monday, December 27, 2021, at 9:30 a.m., Pacific Time, at 330 Townsend Street, Suite 234,
San Francisco, CA 94107, and for any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Under Delaware law and the Company’s bylaws, no business shall be transacted at the special meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth on the reverse side. However, should any other matter or matters properly come before the Special Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXIES UPON
SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed postage-paid enve
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
C Non-Voting Items
Change of Address — Please print new address below.
Meeting Attendance
Mark box to the right if
you plan to attend the
Special Meeting.